UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 5, 2008
Emisphere Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10615	13-3306985

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

240 Cedar Knolls Road, Suite 200,
Cedar Knolls, New Jersey	07927

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 973-532-8000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.
On December 8, 2008 Emisphere Technologies, Inc. (the “Company”) announced plans to strengthen the financial foundation of the Company while maintaining its focus on advancing and commercializing its Eligen® Technology. By closing its research and development facility in Tarrytown, New York and utilizing independent contractors to conduct essential research and development, the Company estimates it will reduce its annual operating costs by approximately 60% from current levels. Additionally, the Company expects to accelerate the commercialization of its Eligen® technology in a cost effective way and to gain efficiencies by tapping into more advanced scientific processes independent contractors can provide.
The amount of savings realized in 2009 depends on how quickly these actions can be fully implemented. Implementation will begin immediately and is expected to be completed during the second quarter 2009. The Company anticipates its existing capital will be sufficient to support the implementation of its plans and continue operations through August 2009. Furthermore, if the Company can accelerate implementation, additional cost savings could be realized which could enable existing capital to support operations through as late as October 2009. However, there is no assurance that the Company will be able to achieve the full benefit of estimated cost reductions.
The Company expects to incur approximately $250,000 in severance and employee benefits costs in addition to the payment of approximately $150,000 of previously accrued employee benefits for a total payment of approximately $400,000; all of which will be paid during December 2008. In addition, the Company is currently evaluating the financial statement impact of closing the Tarrytown, New York facility and is unable to estimate at this time the additional costs, if any, which will be incurred to vacate this leased space.
A copy of the press release announcing these actions is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference.
Safe Harbor Statement Regarding Forward-looking Statements
The statements in this current report on Form 8K relating to matters that are not historical facts (including without limitation those regarding the timing or potential outcomes of research collaborations or clinical trials, any market that might develop for any of Emisphere’s product candidates, savings and efficiencies attainable by Emisphere in the future, and the sufficiency of Emisphere’s cash and other capital resources) are forward-looking statements that involve risks and uncertainties, including, but not limited to, the likelihood that future research will prove successful, the likelihood that any product in the research pipeline will receive regulatory approval in the United States or abroad, the ability of Emisphere to realize savings from efficiencies in staffing and facilities, the ability of Emisphere and/or its partners to develop, manufacture and commercialize products using Emisphere’s drug delivery technology, Emisphere’s ability to fund such efforts with or without partners, and other risks and uncertainties detailed in Emisphere’s filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in Emisphere’s Annual Report on Form 10-K (file no. 1-10615) filed on March 13, 2008 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, filed on November 6, 2008.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No. #	Description

99.1	Press release of Emisphere Technologies, Inc. dated December 8, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emisphere Technologies, Inc.
December 8, 2008	By:	/s/ Michael R. Garone
		Name:	Michael R. Garone
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release of Emisphere Technologies, Inc., dated December 8, 2008